SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2011

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH		45069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 15, 2011, AtriCure, Inc. (the “Company”) and Silicon Valley Bank (the “Bank”) entered into a First Loan Modification Agreement (the “Loan Modification Agreement”) and an Export-Import Bank First Loan Modification Agreement (the “Ex-Im Agreement” and, collectively with the Loan Modification Agreement, the “Modification Agreements”) which set forth certain amendments to the Company’s credit facility with the Bank.

The Loan Modification Agreement provides for a new $7,500,000 term loan. The proceeds of the new term loan will be used to repay the current principal amount of the existing term loan ($2,527,777.68), to pay interest and certain fees and expenses and for other general corporate purposes. The new term loan has a five-year term and principal payments in the amount of $125,000, together with accrued interest, are due and payable monthly. The term loan accrues interest at a fixed rate of 6.75% which represents a reduction of 3.25% from the rate applicable to the existing term loan.

The Modification Documents also provide for a two-year extension of the maturity date of the existing revolving credit facility from April 30, 2012 to April 30, 2014. The Company will continue to pay a floating rate of interest on revolving loans based on a margin above the prime rate established based on the Company’s current Adjusted Quick Ratio. The applicable margins, however, will be reduced from 1.00% to 2.00% above the prime rate to 0.25% to 0.75% above the prime rate. The amount of the revolving facility will remain at $10,000,000.

The Company does not have any outstanding borrowings under the revolving loan facility.

The foregoing descriptions of the Modification Agreements are qualified in their entirety by the full text of the Loan Modification Agreement and the Ex-Im Agreement as attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Loan Modification Agreement between Silicon Valley Bank and AtriCure, Inc. dated March 15, 2011

10.2	Export-Import Bank First Loan Modification Agreement between Silicon Valley Bank and AtriCure, Inc. dated March 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: March 16, 2011	By:	/s/ Julie A. Piton
Julie A. Piton
Vice President, Finance and Administration and Chief Financial Officer